                                                                    Exhibit 12.1

                  Prime Group Realty Trust and The Predecessor

             Statements Regarding Computation of Ratios of Earnings
           to Combined Fixed Charges and Preferred Share Distributions
                             (Dollars in Thousands)


                                                              Prime Group Realty Trust - Historical

                                          Three Months              Six Months                                   Period From
                                             Ended                    Ended                  Year ended         November 17,
                                            June 30,                 June 30,               December 31,        1997 through
                                     ----------------------   ----------------------    ---------------------   December 31,
                                       2000         1999         2000        1999         1999        1998          1997
                                     ----------------------   ----------------------    ------------------------------------
Earnings:
   Income before preferred
    Share distributions and
    Minority interests per
    the consolidated
    financial statements               $ 2,927      $14,916      $14,502     $22,984     $ 33,567     $30,866       $1,427
   Interest expense                     14,145       11,545       27,131      21,923       42,648      30,901        1,680
   Amortization of debt
    issuance costs                       1,222          619        2,143       1,093        2,424       1,230          140
                                     ----------------------   ----------------------    ------------------------------------
Earnings                               $18,294      $27,080      $43,776     $46,000     $ 78,639     $62,997       $3,247
                                     ======================   ======================     ===================================

Fixed charges:
   Interest expense                    $14,145      $11,545      $27,131     $21,923     $ 42,648     $30,901       $1,680
   Capitalization of
    interest expense                     1,744        1,607        4,668       2,994        7,986       2,498            -
   Amortization of debt
    Issuance costs                       1,222          619        2,143       1,093        2,424       1,230          140
   Preferred share
    Distributions                        3,037        3,030        6,074       6,030       12,103       7,971          345
                                     ----------------------   ----------------------    ------------------------------------
Total fixed charges                    $20,148      $16,801      $40,016     $32,040     $ 65,161     $42,600       $2,165
                                     ======================   ======================     ===================================
Ratio of earnings to
 combined fixed charges
 and preferred share
 distributions                           -            1.61          1.09        1.44        1.21        1.48         1.50
                                     ======================   ======================     ===================================

Excess/(deficit) of earnings to
 combined fixed charges
 and preferred share
 distributions                         ($1,854)     $10,279       $3,760     $13,960     $ 13,478     $20,397       $1,082
                                     ======================   ======================     ===================================

Funds from operations:
   Funds from operations(1)            $13,840      $15,863      $29,154      28,509     $ 53,983     $47,996       $3,439
   Interest expense                     14,145       11,545       27,131      21,923       42,648      30,901        1,680
   Amortization of debt
    issuance costs                       1,222          619        2,143       1,093        2,424       1,230          140
   Preferred share
    distributions                        3,037        3,030        6,074       6,030       12,103       7,971          345
                                     ----------------------   ----------------------    ------------------------------------
Adjusted funds from
 operations                            $32,244      $31,057      $64,502     $57,555     $111,158     $88,098       $5,604
                                     ======================   ======================     ===================================

Fixed charges:
   Interest expense                    $14,145      $11,545      $27,131     $21,923     $ 42,648     $30,901       $1,680
   Capitalization of
    interest expense                     1,744        1,607        4,668       2,994        7,986       2,498            -
   Amortization of debt
    issuance costs                       1,222          619        2,143       1,093        2,424       1,230          140
   Preferred share
    distributions                        3,037        3,030        6,074       6,030       12,103       7,971          345
                                     ----------------------   ----------------------    ------------------------------------
Total fixed charges                    $20,148      $16,801      $40,016     $32,040     $ 65,161     $42,600       $2,165
                                     ======================   ======================     ===================================

Ratio of funds from Operations
   to combined fixed charges and
   preferred share  distributions         1.60         1.85         1.61        1.80        1.71        2.07         2.59
                                     ======================   ======================     ===================================

Excess of funds from
 operations to combined
 fixed charges and
 preferred share
 distributions                         $12,096      $14,256      $24,486     $25,515     $ 45,997     $45,498       $3,439
                                     ======================   ======================     ===================================

(1) Funds from operations for the three and six months ended June 30, 1999 and for the years ended December 31, 1999 and 1998, and for the period from November 17, 1997 through December 31, 1997 have been restated in accordance with standards established by the Board of Governors of NAREIT in its 1999 White Paper, which results in the exclusion of certain non recurring items and the inclusion of the effects of straight line rental revenue. Years and periods prior to November 17, 1997 have not been restated due to the unavailability of certain required information.

                                                                    Exhibit 12.1

                  Prime Group Realty Trust and The Predecessor

             Statements Regarding Computation of Ratios of Earnings
           to Combined Fixed Charges and Preferred Share Distributions
                             (Dollars in Thousands)


                                                                                 Predecessor - Historical
                                                                   ---------------------------------------------------
                                                                      Period from
                                                                    January 1, 1999               Year ended
                                                                  through November 16,            December 31,
                                                                                     ---------------------------------
                                                                          1997             1996              1995
                                                                   ---------------------------------------------------
Earnings:
   Loss before preferred share distributions and minority
     interests per the combined financial statements                      $(29,050)         $(31,417)        $(29,576)
   Interest expense                                                         34,417            37,217           36,234
   Amortization of debt issuance costs                                         630               594            1,148
                                                                   ---------------------------------------------------
Earnings                                                                  $  5,997          $  6,394         $  7,806
                                                                   ===================================================

Fixed charges:
   Interest expense                                                       $ 34,417          $ 37,217         $ 36,234
   Capitalization of interest expense                                            -                 -                -
   Amortization of debt issuance costs                                         630               594            1,148
   Preferred share distributions                                                 -                 -                -
                                                                   ---------------------------------------------------
Total fixed charges                                                       $ 35,047          $ 37,811         $ 37,382
                                                                   ===================================================

Ratio of earnings to combined fixed charges and preferred share
   distributions                                                                 -                 -                -
                                                                   ===================================================

Deficit of earnings to combined fixed charges and preferred share
   distributions                                                          $(29,050)         $(31,417)        $(29,576)
                                                                   ===================================================

Funds from operations:
   Funds from operations                                                  $(14,461)         $(17,367)        $(12,733)
   Interest expense                                                         34,417            37,217           36,234
   Amortization of debt issuance costs                                         630               594            1,148
   Preferred share distributions                                                 -                 -                -
                                                                   ---------------------------------------------------
Adjusted funds from operations                                            $ 20,586          $ 20,444         $ 24,649
                                                                   ===================================================

Fixed charges:
   Interest expense                                                       $ 34,417          $ 37,217         $ 36,234
   Capitalization of interest expense                                            -                 -                -
   Amortization of debt issuance costs                                         630               594            1,148
   Preferred share distributions                                                 -                 -                -
                                                                   ---------------------------------------------------
Total fixed charges                                                       $ 35,047          $ 37,811         $ 37,382
                                                                   ===================================================

Ratio of funds from operations to combined fixed charges and
   preferred share distributions                                                 -                 -                -
                                                                   ===================================================

Deficit of funds from operations to combined fixed charges and
   preferred share distributions                                          $(14,461)         $(17,367)        $(12,733)
                                                                   ===================================================


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